EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2021 Second Quarter Results

Summary

  Net income of $20.1 million, or $0.88 diluted earnings per share
  Return on average shareholders’ equity of 12.59%
  Return on average tangible common equity of 17.85%
  Tangible common equity to tangible assets ratio increased 45 bps to 7.12%
  Book value and tangible book value per share increased 1.9% and 2.5%, respectively
  Acquisition of ATG Trust Company completed in June 2021

EFFINGHAM, Ill., July 22, 2021 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $20.1 million, or $0.88 diluted earnings per share, for the second quarter of 2021, which included a $6.8 million tax benefit related to the settlement of a prior tax issue, $3.6 million in professional fees related to the settlement, and a $3.7 million charge related to the prepayment of a longer-term FHLB advance. This compares to net income of $18.5 million, or $0.81 diluted earnings per share, for the first quarter of 2021, and to net income of $12.6 million, or $0.53 diluted earnings per share, for the second quarter of 2020.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continue to see strong improvement in our level of profitability resulting from the changes we have made in our operations to generate a more consistent revenue mix and increase our focus on businesses that produce higher returns. The higher level of profitability we are generating is strengthening our capital ratios and enhancing our ability to support organic and acquisitive growth in the future.

“Economic conditions are steadily improving and creating more loan demand. During the second quarter, we saw increased production in our equipment finance, construction, and commercial real estate lending areas, which helped offset continued runoff in PPP loans and a decline in utilization of commercial FHA warehouse lines of credit. Excluding PPP loans and commercial FHA warehouse lines of credit, total loans increased at an annualized rate of 6% during the second quarter, which was at the high end of our expected range. The increased economic activity is also leading to higher levels of non-interest income, which increased 18% from the prior quarter. The increase in non-interest income was partially driven by a 10% increase in wealth management revenue resulting from our acquisition of ATG Trust Company in June.

“We continue to expect an increase in loan growth during the second half of the year. The loan pipeline in our Community Banking group is approximately 14% higher than it was at the end of the first quarter, which reflects improving loan demand and the contributions we are seeing from new bankers added over the past several months. As loan growth increases, we expect that we will see further improvement in our level of profitability driven by additional operating leverage and a favorable shift in our mix of earning assets,” said Mr. Ludwig.

Adjusted Earnings

Financial results for the second quarter of 2021 were impacted by a $6.8 million tax benefit related to the settlement of a prior tax issue, $3.8 million of integration and acquisition expenses inclusive of the $3.6 million in professional fees related to the settlement, and a $3.7 million charge related to the prepayment of a longer-term FHLB advance. Excluding these amounts and certain other income and expense, adjusted earnings were $19.8 million, or $0.86 diluted earnings per share, for the second quarter of 2021.

Financial results for the second quarter of 2020 were impacted by a $0.4 million loss on residential mortgage servicing rights (“MSRs”) held-for-sale and $0.1 million in integration and acquisition expenses. Excluding these amounts and certain income, adjusted earnings were $12.9 million, or $0.55 diluted earnings per share, for the second quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the second quarter of 2021 was 3.29%, compared to 3.45% for the first quarter of 2021. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 9 and 8 basis points to net interest margin in the second quarter of 2021 and first quarter of 2021, respectively. Excluding the impact of accretion income, net interest margin declined 17 basis points from the first quarter of 2021, due primarily to an unfavorable shift in the mix of earning assets.

Relative to the second quarter of 2020, net interest margin decreased from 3.32%. Accretion income on purchased loan portfolios contributed 12 basis points to net interest margin in the second quarter of 2020. Excluding the impact of accretion income, net interest margin was unchanged compared to the second quarter of 2020.

Net Interest Income

Net interest income for the second quarter of 2021 was $50.1 million, a decrease of 3.4% from $51.9 million for the first quarter of 2021. Excluding accretion income, net interest income decreased $1.9 million from the prior quarter, which was primarily due to lower levels of loan prepayment fees, an unfavorable shift in the mix of earning assets, and the recovery of interest on a previously charged-off loan during the first quarter of 2021. Accretion income associated with purchased loan portfolios totaled $1.3 million for the second quarter of 2021, compared with $1.2 million for the first quarter of 2021. PPP loan income totaled $2.5 million, including loan origination fees of $2.0 million, in the second quarter of 2021, compared to $2.6 million, including loan origination fees of $2.1 million, in the first quarter of 2021.

Relative to the second quarter of 2020, net interest income increased $1.1 million, or 2.3%. Accretion income for the second quarter of 2020 was $1.8 million. Excluding the impact of accretion income, net interest income increased primarily due to organic loan growth and a significant decline in the cost of funds.

Noninterest Income

Noninterest income for the second quarter of 2021 was $17.4 million, an increase of 17.6% from $14.8 million for the first quarter of 2021.   Impairment on commercial MSRs impacted noninterest income by $1.1 million and $1.3 million in the second quarter of 2021 and first quarter of 2021, respectively. Excluding the impairments, noninterest income increased 15.4% primarily due to higher levels of wealth management and interchange revenue, as well as gains on the sale of investment securities and other real estate owned.

Relative to the second quarter of 2020, noninterest income decreased 10.2% from $19.4 million. The decrease was primarily attributable to a lower level of commercial FHA revenue due to the sale of the loan origination platform, partially offset by higher wealth management revenue.

Wealth management revenue for the second quarter of 2021 was $6.5 million, an increase of 10.1% from the first quarter of 2021, primarily due to the one month contribution of ATG Trust Company following its acquisition at the beginning of June. Compared to the second quarter of 2020, wealth management revenue increased 14.6%, primarily due to the increase in assets under administration over the past year and the one month contribution of ATG Trust Company.

Noninterest Expense

Noninterest expense for the second quarter of 2021 was $48.9 million, which included $3.6 million in professional fees related to the settlement of the prior tax issue and $3.7 million in FHLB advance prepayment fees, compared with $39.1 million in the first quarter of 2021, which included $0.2 million in integration and acquisition expenses. Excluding the professional fees related to the settlement of the prior tax issue, FHLB advance prepayment fees, and integration and acquisition expenses, noninterest expense increased by $2.5 million, primarily due to an increase in salaries and employees benefit expense resulting from higher incentive compensation.

Relative to the second quarter of 2020, noninterest expense increased 18.2% from $41.4 million, which included a $0.4 million loss on residential MSRs held for sale and $0.1 million in integration and acquisition expenses. Excluding the professional fees related to the settlement of the prior tax issue, FHLB advance prepayment fees, loss on residential MSRs held for sale, and integration and acquisition expenses, noninterest expense increased $0.4 million, primarily due to higher salaries and employee benefits expense.

Loan Portfolio

Total loans outstanding were $4.84 billion at June 30, 2021, compared with $4.91 billion at March 31, 2021 and $4.84 billion at June 30, 2020. The decrease in total loans from March 31, 2021 was primarily attributable to lower end-of-period balances on commercial FHA warehouse lines of credit, forgiveness of PPP loans, and runoff in the residential real estate portfolio resulting from refinancings, which was partially offset by higher commercial real estate, construction and consumer loans.

Equipment finance balances increased $12.9 million from March 31, 2021 to $871.5 million at June 30, 2021, which are booked within the commercial loans and leases portfolio.

Compared to loan balances at June 30, 2020, growth in equipment finance balances, commercial real estate, and consumer loans was offset by declines in residential real estate loans and PPP loans held in the commercial portfolio.

Deposits

Total deposits were $5.20 billion at June 30, 2021, compared with $5.34 billion at March 31, 2021, and $4.94 billion at June 30, 2020. The decrease in total deposits from the end of the prior quarter was primarily attributable to a decline in commercial FHA servicing deposits and outflows of retail deposits consistent with the increase in economic activity in the Company’s markets.

Asset Quality

Nonperforming loans totaled $61.4 million, or 1.27% of total loans, at June 30, 2021, compared with $52.8 million, or 1.08% of total loans, at March 31, 2021. The increase in nonperforming loans was primarily attributable to three loans in the hotel/motel portfolio placed on nonaccrual during the quarter. At June 30, 2020, nonperforming loans totaled $60.5 million, or 1.25% of total loans.

Net charge-offs for the second quarter of 2021 were $4.0 million, or 0.33% of average loans on an annualized basis, compared to net charge-offs of $1.7 million, or 0.14% of average loans on an annualized basis, for the first quarter of 2021 and $3.1 million, or 0.26% of average loans on an annualized basis, for the second quarter of 2020.

The Company recorded a negative provision for credit losses of $0.5 million for the second quarter of 2021. No provision for credit losses on loans was recorded due to general improvement in portfolio mix and economic forecasts, while a negative provision of $0.5 million was recorded for credit losses on unfunded commitments and available-for-sale securities.

The Company’s allowance for credit losses on loans was 1.21% of total loans and 95.6% of nonperforming loans at June 30, 2021, compared with 1.28% of total loans and 118.7% of nonperforming loans at March 31, 2021. Approximately 91.6% of the allowance for credit losses on loans at June 30, 2021 was allocated to general reserves.

Capital

At June 30, 2021, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of June 30, 2021	Consolidated Ratios as of June 30, 2021	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.98%	13.11%	10.50%
Tier 1 capital to risk-weighted assets	11.06%	9.64%	8.50%
Tier 1 leverage ratio	9.19%	8.00%	4.00%
Common equity Tier 1 capital	11.06%	8.44%	7.00%
Tangible common equity to tangible assets (1)	NA	7.12%	NA

(1)	A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2)	Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the second quarter of 2021, the Company did not repurchase any shares of its common stock. As of June 30, 2021, the Company had $5.2 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 23, 2021, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 6112677. A recorded replay can be accessed through July 30, 2021, by dialing (855) 859-2056; conference ID: 6112677.

A slide presentation relating to the second quarter 2021 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2021, the Company had total assets of approximately $6.63 billion, and its Wealth Management Group had assets under administration of approximately $4.08 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Earnings Summary
Net interest income	$50,110	$51,868	$53,516	$49,980	$48,989
Provision for credit losses	(455)	3,565	10,058	11,728	10,997
Noninterest income	17,417	14,816	14,336	18,919	19,396
Noninterest expense	48,941	39,079	47,048	53,901	41,395
Income before income taxes	19,041	24,040	10,746	3,270	15,993
Income taxes	(1,083)	5,502	2,413	3,184	3,424
Net income	$20,124	$18,538	$8,333	$86	$12,569

Diluted earnings per common share	$0.88	$0.81	$0.36	$-	$0.53
Weighted average shares outstanding - diluted	22,677,515	22,578,553	22,656,343	22,937,837	23,339,964
Return on average assets	1.20%	1.11%	0.49%	0.01%	0.77%
Return on average shareholders' equity	12.59%	12.04%	5.32%	0.05%	8.00%
Return on average tangible common equity (1)	17.85%	17.28%	7.68%	0.08%	11.84%
Net interest margin	3.29%	3.45%	3.47%	3.33%	3.32%
Efficiency ratio (1)	60.19%	56.88%	58.55%	57.74%	59.42%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$19,755	$18,662	$12,471	$12,023	$12,884
Adjusted diluted earnings per common share	$0.86	$0.82	$0.54	$0.52	$0.55
Adjusted return on average assets	1.17%	1.12%	0.73%	0.72%	0.78%
Adjusted return on average shareholders' equity	12.36%	12.12%	7.97%	7.56%	8.20%
Adjusted return on average tangible common equity	17.52%	17.39%	11.50%	11.04%	12.14%
Adjusted pre-tax, pre-provision earnings	$26,967	$29,051	$28,855	$28,751	$27,531
Adjusted pre-tax, pre-provision return on average assets	1.60%	1.75%	1.69%	1.72%	1.68%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2021	2021	2020	2020	2020
Net interest income:
Interest income	$58,397	$60,503	$62,712	$60,314	$60,548
Interest expense	8,287	8,635	9,196	10,334	11,559
Net interest income	50,110	51,868	53,516	49,980	48,989
Provision for credit losses:
Provision for credit losses on loans	-	3,950	10,000	10,970	11,610
Provision for credit losses on unfunded commitments	(265)	(535)	-	577	(665)
Provision for other credit losses	(190)	150	58	181	52
Total provision for credit losses	(455)	3,565	10,058	11,728	10,997
Net interest income after provision for credit losses	50,565	48,303	43,458	38,252	37,992
Noninterest income:
Wealth management revenue	6,529	5,931	5,868	5,559	5,698
Commercial FHA revenue	342	292	400	926	3,414
Residential mortgage banking revenue	1,562	1,574	2,285	3,049	2,723
Service charges on deposit accounts	1,916	1,826	2,149	2,092	1,706
Interchange revenue	3,797	3,375	3,137	3,283	3,013
Gain on sales of investment securities, net	377	-	-	1,721	-
Impairment on commercial mortgage servicing rights	(1,148)	(1,275)	(2,344)	(1,418)	(107)
Company-owned life insurance	863	860	893	897	892
Other income	3,179	2,233	1,948	2,810	2,057
Total noninterest income	17,417	14,816	14,336	18,919	19,396
Noninterest expense:
Salaries and employee benefits	22,071	20,528	22,636	21,118	20,740
Occupancy and equipment	3,796	3,940	3,531	4,866	4,286
Data processing	6,288	5,993	5,987	5,721	5,458
Professional	5,549	2,185	1,912	1,861	1,606
Amortization of intangible assets	1,470	1,515	1,556	1,557	1,629
Loss on mortgage servicing rights held for sale	143	-	617	188	391
Impairment related to facilities optimization	-	-	(10)	12,651	60
FHLB advances prepayment fees	3,669	8	4,872	-	-
Other expense	5,955	4,910	5,947	5,939	7,225
Total noninterest expense	48,941	39,079	47,048	53,901	41,395
Income before income taxes	19,041	24,040	10,746	3,270	15,993
Income taxes	(1,083)	5,502	2,413	3,184	3,424
Net income	$20,124	$18,538	$8,333	$86	$12,569

Basic earnings per common share	$0.88	$0.81	$0.36	$0.00	$0.53
Diluted earnings per common share	$0.88	$0.81	$0.36	$0.00	$0.53

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2021	2021	2020	2020	2020
Assets
Cash and cash equivalents	$425,100	$631,219	$341,640	$461,196	$519,868
Investment securities	756,831	690,390	686,135	618,974	639,693
Loans	4,835,866	4,910,806	5,103,331	4,941,466	4,839,423
Allowance for credit losses on loans	(58,664)	(62,687)	(60,443)	(52,771)	(47,093)
Total loans, net	4,777,202	4,848,119	5,042,888	4,888,695	4,792,330
Loans held for sale	12,187	55,174	138,090	62,500	32,403
Premises and equipment, net	71,803	73,255	74,124	74,967	89,046
Other real estate owned	12,768	20,304	20,247	15,961	12,728
Loan servicing rights, at lower of cost or fair value	34,577	36,876	39,276	42,465	44,239
Goodwill	161,904	161,904	161,904	161,904	172,796
Other intangible assets, net	27,900	26,867	28,382	29,938	31,495
Cash surrender value of life insurance policies	148,277	146,864	146,004	145,112	144,215
Other assets	201,461	193,814	189,850	198,333	165,685
Total assets	$6,630,010	$6,884,786	$6,868,540	$6,700,045	$6,644,498

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,366,453	$1,522,433	$1,469,579	$1,355,188	$1,273,267
Interest-bearing deposits	3,829,898	3,818,080	3,631,437	3,673,548	3,669,840
Total deposits	5,196,351	5,340,513	5,101,016	5,028,736	4,943,107
Short-term borrowings	75,985	71,728	68,957	58,625	77,136
FHLB advances and other borrowings	440,171	529,171	779,171	693,640	693,865
Subordinated debt	138,906	169,888	169,795	169,702	169,610
Trust preferred debentures	49,094	48,954	48,814	48,682	48,551
Other liabilities	81,317	89,065	79,396	78,780	78,640
Total liabilities	5,981,824	6,249,319	6,247,149	6,078,165	6,010,909
Total shareholders’ equity	648,186	635,467	621,391	621,880	633,589
Total liabilities and shareholders’ equity	$6,630,010	$6,884,786	$6,868,540	$6,700,045	$6,644,498

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2021	2021	2020	2020	2020
Loan Portfolio
Commercial loans and leases	$1,831,241	$1,977,440	$2,095,639	$1,938,691	$1,856,435
Commercial real estate	1,540,489	1,494,031	1,525,973	1,496,758	1,495,183
Construction and land development	212,508	191,870	172,737	177,894	207,593
Residential real estate	366,612	398,501	442,880	470,829	509,453
Consumer	885,016	848,964	866,102	857,294	770,759
Total loans	$4,835,866	$4,910,806	$5,103,331	$4,941,466	$4,839,423

Deposit Portfolio
Noninterest-bearing demand	$1,366,453	$1,522,433	$1,469,579	$1,355,188	$1,273,267
Interest-bearing:
Checking	1,619,436	1,601,449	1,568,888	1,581,216	1,484,728
Money market	787,688	819,455	785,871	826,454	877,675
Savings	669,277	653,256	597,966	580,748	594,685
Time	721,502	718,788	655,620	661,872	689,841
Brokered time	31,995	25,132	23,092	23,258	22,911
Total deposits	$5,196,351	$5,340,513	$5,101,016	$5,028,736	$4,943,107

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Average Balance Sheets
Cash and cash equivalents	$509,886	$350,061	$415,686	$491,728	$489,941
Investment securities	734,462	680,202	672,937	628,705	650,356
Loans	4,826,234	4,992,802	4,998,912	4,803,940	4,696,288
Loans held for sale	36,299	65,365	45,196	44,880	99,169
Nonmarketable equity securities	49,388	55,935	51,906	50,765	50,661
Total interest-earning assets	6,156,269	6,144,365	6,184,637	6,020,018	5,986,415
Non-earning assets	589,336	602,017	602,716	625,522	619,411
Total assets	$6,745,605	$6,746,382	$6,787,353	$6,645,540	$6,605,826

Interest-bearing deposits	$3,815,179	$3,757,108	$3,680,645	$3,656,833	$3,651,406
Short-term borrowings	65,727	75,544	62,432	64,010	59,103
FHLB advances and other borrowings	519,490	617,504	682,981	693,721	692,470
Subordinated debt	165,155	169,844	169,751	169,657	169,560
Trust preferred debentures	49,026	48,887	48,751	48,618	48,487
Total interest-bearing liabilities	4,614,577	4,668,887	4,644,560	4,632,839	4,621,026
Noninterest-bearing deposits	1,411,428	1,370,604	1,446,359	1,303,963	1,280,983
Other noninterest-bearing liabilities	78,521	82,230	73,840	75,859	71,853
Shareholders' equity	641,079	624,661	622,594	632,879	631,964
Total liabilities and shareholders' equity	$6,745,605	$6,746,382	$6,787,353	$6,645,540	$6,605,826

Yields
Earning Assets
Cash and cash equivalents	0.11%	0.11%	0.12%	0.10%	0.14%
Investment securities	2.43%	2.51%	2.65%	2.86%	3.05%
Loans	4.43%	4.50%	4.58%	4.57%	4.64%
Loans held for sale	2.88%	2.74%	3.14%	2.92%	4.07%
Nonmarketable equity securities	4.94%	4.93%	5.22%	5.26%	5.40%
Total interest-earning assets	3.83%	4.02%	4.06%	4.01%	4.10%

Interest-Bearing Liabilities
Interest-bearing deposits	0.31%	0.34%	0.36%	0.46%	0.61%
Short-term borrowings	0.12%	0.13%	0.14%	0.17%	0.19%
FHLB advances and other borrowings	1.91%	1.69%	1.71%	1.85%	1.69%
Subordinated debt	5.61%	5.57%	5.60%	5.58%	5.85%
Trust preferred debentures	4.00%	4.08%	4.03%	4.16%	4.86%
Total interest-bearing liabilities	0.72%	0.75%	0.79%	0.89%	1.01%

Cost of Deposits	0.23%	0.25%	0.26%	0.34%	0.45%

Net Interest Margin	3.29%	3.45%	3.47%	3.33%	3.32%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Asset Quality
Loans 30-89 days past due	$20,224	$24,819	$31,460	$28,188	$36,551
Nonperforming loans	61,363	52,826	54,070	67,443	60,513
Nonperforming assets	76,926	75,004	75,432	84,795	74,707
Net charge-offs	4,023	1,706	2,328	5,292	3,062
Loans 30-89 days past due to total loans	0.42%	0.51%	0.62%	0.57%	0.76%
Nonperforming loans to total loans	1.27%	1.08%	1.06%	1.36%	1.25%
Nonperforming assets to total assets	1.16%	1.09%	1.10%	1.27%	1.12%
Allowance for credit losses to total loans	1.21%	1.28%	1.18%	1.07%	0.97%
Allowance for credit losses to nonperforming loans	95.60%	118.67%	111.79%	78.25%	77.82%
Net charge-offs to average loans	0.33%	0.14%	0.19%	0.44%	0.26%

Wealth Management
Trust assets under administration	$4,077,581	$3,560,427	$3,480,759	$3,260,893	$3,253,784

Market Data
Book value per share at period end	$28.96	$28.43	$27.83	$27.51	$27.62
Tangible book value per share at period end (1)	$20.48	$19.98	$19.31	$19.03	$18.72
Market price at period end	$26.27	$27.74	$17.87	$12.85	$14.95
Shares outstanding at period end	22,380,492	22,351,740	22,325,471	22,602,844	22,937,296

Capital
Total capital to risk-weighted assets	13.11%	13.73%	13.24%	13.34%	13.67%
Tier 1 capital to risk-weighted assets	9.64%	9.62%	9.20%	9.40%	9.71%
Tier 1 common capital to risk-weighted assets	8.44%	8.39%	7.99%	8.18%	8.44%
Tier 1 leverage ratio	8.00%	7.79%	7.50%	7.72%	7.75%
Tangible common equity to tangible assets (1)	7.12%	6.67%	6.46%	6.61%	6.67%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Income before income taxes - GAAP	$19,041	$24,040	$10,746	$3,270	$15,993
Adjustments to noninterest income:
Gain on sales of investment securities, net	377	-	-	1,721	-
Other income	(27)	75	3	(17)	11
Total adjustments to noninterest income	350	75	3	1,704	11
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	143	-	617	188	391
Impairment related to facilities optimization	-	-	(10)	12,651	60
FHLB advances prepayment fees	3,669	8	4,872	-	-
Integration and acquisition expenses	3,771	238	231	1,200	(6)
Total adjustments to noninterest expense	7,583	246	5,710	14,039	445
Adjusted earnings pre tax	26,274	24,211	16,453	15,605	16,427
Adjusted earnings tax	6,519	5,549	3,982	3,582	3,543
Adjusted earnings - non-GAAP	$19,755	$18,662	$12,471	$12,023	$12,884
Adjusted diluted earnings per common share	$0.86	$0.82	$0.54	$0.52	$0.55
Adjusted return on average assets	1.17%	1.12%	0.73%	0.72%	0.78%
Adjusted return on average shareholders' equity	12.36%	12.12%	7.97%	7.56%	8.20%
Adjusted return on average tangible common equity	17.52%	17.39%	11.50%	11.04%	12.14%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Adjusted earnings pre tax - non- GAAP	$26,274	$24,211	$16,453	$15,605	$16,427
Provision for credit losses	(455)	3,565	10,058	11,728	10,997
Impairment on commercial mortgage servicing rights	1,148	1,275	2,344	1,418	107
Adjusted pre-tax, pre-provision earnings - non-GAAP	$26,967	$29,051	$28,855	$28,751	$27,531
Adjusted pre-tax, pre-provision return on average assets	1.60%	1.75%	1.69%	1.72%	1.68%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Noninterest expense - GAAP	$48,941	$39,079	$47,048	$53,901	$41,395
Loss on mortgage servicing rights held for sale	(143)	-	(617)	(188)	(391)
Impairment related to facilities optimization	-	-	10	(12,651)	(60)
FHLB advances prepayment fees	(3,669)	(8)	(4,872)	-	-
Integration and acquisition expenses	(3,771)	(238)	(231)	(1,200)	6
Adjusted noninterest expense	$41,358	$38,833	$41,338	$39,862	$40,950

Net interest income - GAAP	$50,110	$51,868	$53,516	$49,980	$48,989
Effect of tax-exempt income	383	386	413	430	438
Adjusted net interest income	50,493	52,254	53,929	50,410	49,427

Noninterest income - GAAP	17,417	14,816	14,336	18,919	19,396
Impairment on commercial mortgage servicing rights	1,148	1,275	2,344	1,418	107
Gain on sales of investment securities, net	(377)	-	-	(1,721)	-
Other	27	(75)	(3)	17	(11)
Adjusted noninterest income	18,215	16,016	16,677	18,633	19,492

Adjusted total revenue	$68,709	$68,270	$70,607	$69,043	$68,919

Efficiency ratio	60.19%	56.88%	58.55%	57.74%	59.42%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$648,186	$635,467	$621,391	$621,880	$633,589
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(172,796)
Other intangible assets, net	(27,900)	(26,867)	(28,382)	(29,938)	(31,495)
Tangible common equity	$458,382	$446,696	$431,105	$430,038	$429,298

Total Assets to Tangible Assets:
Total assets—GAAP	$6,630,010	$6,884,786	$6,868,540	$6,700,045	$6,644,498
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(172,796)
Other intangible assets, net	(27,900)	(26,867)	(28,382)	(29,938)	(31,495)
Tangible assets	$6,440,206	$6,696,015	$6,678,254	$6,508,203	$6,440,207

Common Shares Outstanding	22,380,492	22,351,740	22,325,471	22,602,844	22,937,296

Tangible Common Equity to Tangible Assets	7.12%	6.67%	6.46%	6.61%	6.67%
Tangible Book Value Per Share	$20.48	$19.98	$19.31	$19.03	$18.72

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Net income available to common shareholders	$20,124	$18,538	$8,333	$86	$12,569

Average total shareholders' equity—GAAP	$641,079	$624,661	$622,594	$632,879	$631,964
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(168,771)	(172,796)
Other intangible assets, net	(26,931)	(27,578)	(29,123)	(30,690)	(32,275)
Average tangible common equity	$452,244	$435,179	$431,567	$433,418	$426,893
ROATCE	17.85%	17.28%	7.68%	0.08%	11.84%